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                   EXHIBIT 16.2 - LETTER FROM ARESON & COMPANY



ARESON & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS
4/F, Galuxe Building, 8-10 On Lan Street, Central, Hong Kong
Tel. (852) 2523 2167   Fax. (852) 2810 1957
Email. aac@netvigator.com   wharjr@netvigator.com
Principal: William H. Areson, Jr., CPA
           New York, USA



SUPPLY CHAIN SERVICES INC.


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation in this Form 8-K/A of our audit report dated November 6, 2000 on the consolidated financial statements of Supply Chain Services Inc.; formerly known as Paddington Inc.; ("the Company") and subsidiaries (the "Group") as of December 31, 1998 and 1999 and August 31, 2000. It should be noted that we have not audited any financial statements of Supply Chain Services Inc. subsequent to August 31, 2000 or performed any audit procedures subsequent to the date of our report.



/s/ ARESON & COMPANY
----------------------------
CERTIFIED PUBLIC ACCOUNTANTS



DATED November 6, 2000         HONG KONG